EXHIBIT 10.32.6

Additional Default Provisions

Default.  The following are Events of Default under the Note, the Warrant, and any other document related to the transactions contemplated by Securities Purchase Agreement Document SPA-06272012: (i) the Borrower shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) the Company shall fail to pay any amount under the Warrant when due and payable (or payable upon exercise) thereunder; or (iv) the Company shall fail to honor its obligations under the Securities Purchase Agreement or any other document related to the Securities Purchase Agreement; or (v) any representation of the Company under Representations and Warranties Agreement Document RW-06272012 was untrue at the time it was made or the Company shall fail to honor any warranty made by the Company under such Representations and Warranties Agreement; or (vi) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for thirty (30) days or shall not be dismissed or discharged within sixty (60) days; or (vii) the Borrower shall become insolvent; or (viii) the Borrower shall make a general assignment for the benefit of creditors; or (ix) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (x) an involuntary proceeding shall be commenced or filed against the Borrower, which shall not be dismissed within sixty (60 days of filing; or (xi) the Borrower shall lose its ability to electronically transfer shares by “DWAC/FAST” transfer; or (xii) the Borrower shall lose its status as “DTC Eligible”; or the borrower’s stockholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (xiii) the Borrower shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities and Exchange Commission (a filing before the expiration of a valid extension of time to file is not delinquent); or (xiv) the Borrower’s stock shall no longer be listed for trading on Nasdaq Capital Market or other NYSE or Nasdaq Stock Market tier; or (xv) the shares of common stock of the Borrower close at a price below $0.025 at any time the Note is outstanding; or (xvi) an event of default occurs under Security Agreement Document SA-06272012; or (xvii) on or before September 21, 2012, the Company’s stockholders are not provided with an opportunity to approve the transactions contemplated by Securities Purchase Agreement Document SPA-06272012, whether such approval is on a stand-alone basis or as a portion of a more general proposal that describes such transactions.

COMPANY / BORROWER:

SEVEN ARTS ENTERTAINMENT INC.

By:   ____________________________
Peter Hoffman
Chief Executive Officer

LENDER/HOLDER:

____________________________
JMJ Financial / Its Principal